UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of report (Date of earliest event reported): February 9, 2018

RANDOLPH ACQUISITIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55389	47-3152749
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)	Identification No.)

4228 First Avenue, Suite #15, Tucker, GA 30084
(Address of Principal Executive Offices)

404-267-7093

(Registrant's telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On February 9, 2018, Randolph Acquisitions, Inc. (the “Company”) dismissed Anton & Chia, LLP as the Company’s independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was the result of a request for proposal process in which the Company’s Board of Directors conducted a comprehensive, competitive process to select the independent registered public accounting firm, and which action was ratified by the Company’s Board of Directors (the “Board”).

The audit reports of Anton & Chia, LLP on the financial statements of the Company for each of the two most recent fiscal years ended December 31, 2016 and December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the A&C reports for these fiscal years ended contained a going concern uncertainty. This uncertainty expressed substantial doubt about the Company's ability to continue as a going concern based on working capital deficits and the lack of profitable operations..

During the Company’s three most recent fiscal years ended December 31, 2017 and December 31, 2016 and December 31, 2015 and during the subsequent interim period from January 1, 2018 through February 9, 2018, (i) there were no disagreements with Anton & Chia, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Anton & Chia, LLP’s satisfaction, would have caused Anton &Chia, LLP to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Anton & Chia, LLP with a copy of the disclosures in this report prior to filing with the Securities and Exchange Commission (the “SEC”). As of this filing, Anton & Chia, LLP has not provided a copy of the letter to the SEC, stating whether it agrees with the statements made in this report. Upon receipt of the letter from Anton & Chia, LLP, the Company will file an amendment to this Current Report on Form 8-K to include the letter as an exhibit.

(b) Engagement of New Independent Registered Public Accounting Firm.

On February 9, 2018, the Board of Directors engaged Benjamin & Young, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2017 and quarterly review periods ending March 31, 2018, June 30, 2018 and September 30, 2018.

During the two most recent fiscal years ended December 31, 2017 and December 31, 2016 and during the subsequent interim period from January 1, 2018 through February 9, 2018, neither the Company, nor anyone on its behalf consulted Benjamin & Young, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Benjamin & Young, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(v).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Randolph Acquisitions, Inc.

Dated: February 21, 2018	By:	/s/ Richard J. Randolph III
Chief Executive Officer, President